SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2003

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-22056	86-0746929
(Commission File Number)	(IRS Employer Identification No.)

8401 East Indian School Road

Scottsdale, Arizona

85251

(Address of Principal Executive Offices)

(Zip Code)

(480) 606-3886

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant

On July 7, 2003, Rural/Metro Corporation, a Delaware corporation (the “Company”) engaged Singer Lewak Greenbaum and Goldstein LLP (“SLGG”) as its independent accountants solely to re-audit the Company’s financial statements for fiscal 2001. Those financial statements were previously audited by the Company’s prior independent accountants, Arthur Andersen LLP, who have ceased operations and were, therefore, unable to perform any procedures with respect to those financial statements. As reported in the Company’s Current Report on Form 8-K dated January 2, 2002, the Company’s relationship with Arthur Andersen LLP was terminated as of January 2, 2002. The Company’s financial statements for fiscal 2001 required re-audit as a result of restatement adjustments related to (i) the provisions for discounts applicable to Medicare, Medicaid and other third-party payers and for doubtful accounts recognized in prior years, (ii) the deferral of enrollment fees charged to new subscribers under our fire protection service contracts and to recognize such fees over the estimated customer relationship period, (iii) the consolidation of the Company’s investment in San Diego Medical Services Enterprise, LLC as required by the Company’s adoption of Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” and (iv) the disposal of the Company’s Latin American operations, the results of which were reclassified to discontinued operations for all periods presented. As Arthur Andersen LLP had ceased operations, the Company engaged SLGG to perform the re-audit of the fiscal 2001 financial statements. The engagement of SLGG for this project was approved by the Audit Committee of the Company’s Board of Directors.

The Company did not consult with SLGG during the last fiscal years ended June 30, 2002 and 2001 or during the subsequent interim period from July 1, 2002 through and including the engagement date of July 7, 2003, on (i) either the application of accounting principles or the type of opinion SLGG might issue on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

The engagement of SLGG to perform the fiscal 2001 re-audit does not affect the Company’s ongoing engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent accountant. PwC has served as the Company’s independent accountants for the fiscal years ended June 30, 2002 and June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: March 3, 2004	By:	/s/ John S. Banas III
John S. Banas III Executive Vice President